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                                                                     Exhibit 5.1



                       [Letterhead of Thacher Proffitt & Wood]








                                             July 11, 1997



Haven Capital Trust I
Haven Bancorp, Inc.
93-22 Jamaica Avenue
Woodhaven, NY  11421

                         Re:  Haven Capital Trust I
                              ---------------------


Ladies and Gentlemen:

     We have acted as counsel to Haven Bancorp, Inc., a Delaware corporation (the "Corporation"), and Haven Capital Trust I, a business trust formed under the Delaware Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof by the Corporation and the Trust with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) an aggregate of 25,000 of the Trust's 10.46% Capital Securities, liquidation amount of $1,000 per security ("Capital Securities"),
(ii) the guarantee by the Corporation of the Capital Securities with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") and (iii) $25,000,000 principal amount of 10.46% Junior Subordinated Debentures, due February 1, 2027 (the "Junior Subordinated Securities").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of  Regulation S-K under the Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed by the Corporation and the Trust on July 11, 1997; (ii) the certificate of trust of the Trust filed with the Secretary of State of the State of Delaware on January 29, 1997 (the "Certificate of Trust"); (iii) the Amended and Restated Declaration of Trust of the Trust dated as of February 12, 1997 (the "Declaration") among the Corporation, as sponsor, Joseph W. Rennhack, Robert B. Lunt and Catherine Califano (collectively,

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Haven Bancorp, Inc.
Haven Capital Trust I
July 11, 1997                                                            Page 2.

the "Administrative Trustees"), The Chase Manhattan Bank, as property trustee (the "Property Trustee") and Chase Manhattan Bank Delaware, as Delaware trustee;
(iv) the form of certificates evidencing the Capital Securities; (v) the Registration Rights Agreement, dated February 12, 1997 (the "Registration Rights Agreement"), among the Corporation, the Trust and Sandler O'Neill &
Partners, L.P. as initial purchaser; (vi) the Indenture dated as of February 12, 1997, between the Corporation and The Chase Manhattan Bank, as trustee;
(vii) the form of certificate evidencing the Junior Subordinated Debentures;
(viii) the Capital Securities Guarantee Agreement dated February 12, 1997 by the Corporation, as guarantor and The Chase Manhattan Bank for the benefit of the holders of the Capital Securities; and (ix) the Certificate of Incorporation and By-Laws of the Corporation. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Corporation and the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of the trustees, other representatives of the Corporation and the Trust, representatives of the Corporation and others and the accuracy of the facts, information, covenants and representations set forth in the documents referred to above.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Capital Securities have been duly authorized and issued by the Trust represent, subject to the qualifications set forth in this paragraph and in the immediately following paragraph below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, and entitle the holders thereof to the benefits of the Declaration, except to the extent that enforcement of rights to indemnity and contribution thereunder may be limited under applicable law, and subject to the qualifications that (i) enforcement of the Declaration may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforcement of

Haven Bancorp, Inc.
Haven Capital Trust I
July 11, 1997                                                            Page 3.

     creditors' rights generally and (ii) the enforceability of the Trust's obligations are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

     The holders of the Capital Securities are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The holders of the Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and the issuance of replacement Capital Securities, and
     (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under such Declaration.

2. The Junior Subordinated Debentures have been duly authorized and issued by the Corporation and constitute the valid and binding obligations of the Corporation, and are entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with its terms, except to the extent that enforcement of rights to indemnity and contribution thereunder may be limited under applicable law, and subject to the qualifications that (i) enforcement of the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforcement of creditors' rights generally and (ii) the enforceability of the Corporation's obligations are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

3. The Guarantee constitutes the valid and enforceable obligation of the Corporation in accordance with its terms and subject to the qualifications that (i) enforcement of the Guarantee may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforcement of creditors' rights generally and (ii) the enforceability of the Corporation's obligations are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

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Haven Bancorp, Inc.
Haven Capital Trust I
July 11, 1997                                                            Page 4.


     In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

     This opinion is given solely for the benefit of the Corporation, the Trust and investors who purchase the Capital Securities pursuant to the Registration Statement, and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of such Registration Statement.

                                   Very truly yours,

                                   THACHER PROFFITT & WOOD


                                   By:    /s/ Omer S. J. Williams
                                         ------------------------
                                              Omer S. J. Williams